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                                  EXHIBIT 23.1
                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-84134, 333-37964 and 333-52896), Form S-4 (Nos.
333-4374 and 333-82593), and Form S-8 (Nos. 333-46146, 333-36606, 333-86531 and
333-74061) of Invitrogen Corporation of our report dated June 4, 2003 relating to the financial statements of the PanVera Acquired Business which appears in this Current Report on Form 8-K/A of Invitrogen Corporation.

PricewaterhouseCoopers LLP

San Diego, California
June 9, 2003